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                               SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON, D.C. 20549


                                       -----------------


                                           FORM 8-K

                                         CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):  December 31, 1999


                                       CC VII HOLDINGS, LLC
                                       FALCON FUNDING CORP.
                       ---------------------------------------------------
                    (Exact Name of Registrants as Specified in their Charters)


         Delaware                        033-60776                43-1854210
        California                       333-55755                95-4681480
----------------------------            -----------          -------------------
(State or Other Jurisdiction            (Commission             (IRS Employer
   of Incorporation)                    File Number)         Identification No.)


12444 Powerscourt Drive, Suite 400                                  63131
       St. Louis, Missouri                                         -------
---------------------------------------                           (Zip Code)
(Address of Principal Executive Offices)


          Registrants' telephone number, including area code:  (314) 965-0555
                                                               --------------


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ITEM 5.  OTHER EVENTS


          Two subsidiaries of CC VII Holdings, LLC, Falcon Cablevision, a California limited partnership, and Falcon Telecable, a California limited partnership, entered into an Asset Purchase Agreement, dated as of November 6, 1998, and amended as of March 30, 1999, with Enstar Income/Growth Program Six-B, L.P., an affiliated partnership, pursuant to which they agreed to purchase all of Enstar Six-B's cable television systems for an aggregate of $10,473,200 plus the amount of any capital expenditures incurred by Enstar Six-B between November 6, 1998 and the closing date of the sale in connection with line extensions and/or rebuilds of Enstar Six-B's cable television systems.

          As of the close of business on December 31, 1999, Falcon Cablevision and Falcon Telecable completed the purchase of all of Enstar Six-B's cable television systems for an aggregate cash purchase price of $12,917,960. The cable television systems acquired from Enstar Six-B are located in Villa Rica, Georgia, Ivins, Utah and Fisk, Missouri and serve approximately 7,660 subscribers.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CC VII HOLDINGS, LLC
                                By:  Charter Communications, Inc., its Manager


Date: January 13, 2000          By:  /s/ Curtis S. Shaw
                                     -----------------------------------------
                                     Curtis S. Shaw
                                     Senior Vice President


                                FALCON FUNDING CORPORATION

Date: January 13, 2000          By:  /s/ Curtis S. Shaw
                                     -----------------------------------------
                                     Curtis S. Shaw
                                     Senior Vice President